AMENDED AND RESTATED LEASE AGREEMENT

     THIS AMENDED AND RESTATED LEASE AGREEMENT ("Lease") is made and entered into as of the 1st day of April, 2000, by and between THEODORE C. ASOUSA AND THEODORE C. ASOUSA, JR., T/A ASOUSA PARTNERSHIP (hereinafter referred to as "Landlord") and PINNACLE FOODS, INC., a Pennsylvania corporation (hereinafter referred to as "Tenant").

                                    RECITALS:

     WHEREAS, Landlord and Tenant entered into a lease agreement dated March 20, 2000 which was amended by an amendment dated March 30, 2000 (collectively, the "Original Lease"), covering a portion of the building located at 980 Glasgow Street, Pottstown, Pennsylvania; and

     WHEREAS, Landlord and Tenant desire to amend and restate the Original Lease in its entirety, as set forth below,

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                              W I T N E S S E T H:

     1. Demise and Demised Premises. Landlord, for and in consideration of the covenants and conditions hereinafter contained on the part of Tenant to be performed, and in consideration of the rental hereinafter reserved, does hereby grant, lease, demise and let unto Tenant, and Tenant does hereby rent and take from Landlord those certain premises consisting of the entire building (including, without limitation, the loading docks therein) and associated land and appurtenances known as 980 Glasgow Street, Pottstown, Pennsylvania, as described on Exhibit A hereto (collectively, the "Demised Premises").

     2. Term. The initial term ("Initial Term") of this Lease shall be for one
(1) year beginning on May 1, 2000 (the "Commencement Date") and ending on April 30, 2001. Thereafter, provided no Event of Default then exists, this Lease shall automatically renew for three (3) consecutive periods of one (1) year each (each an "Initial Renewal Term"), unless Tenant notifies Landlord of its desire not to renew the Lease at least sixty (60) days prior to the end of the Initial Term or Renewal Term, as applicable. Furthermore, Tenant shall have the right to renew this lease for an additional three (3) year term (the "Additional Renewal Term") commencing at the expiration of the third (3rd) Initial Renewal Term, exercisable by Tenant on no less than one hundred eighty (180) days' prior written notice to Landlord ("Renewal Notice"). The Additional Renewal Term shall be upon the same terms and conditions as this Lease; provided, however, that the Base Rent shall the Fair Market Rent, as determined in Section 35(a) hereof. The Initial Term, together with all Initial Renewal Terms and the Additional Renewal Term, shall be referred to herein as the "Term."


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


     3. Commencement of Rent. Tenant's obligation to pay Rent (hereinafter defined) hereunder shall commence and be payable from and after the Commencement Date.

     4. Rent. During the Term of this Lease, Tenant shall pay to Landlord "Base Rent" in the amount of Seven Thousand Five Hundred Eleven Dollars and Sixty-Nine Cents ($7,511.69) per month (pro-rated for any partial month) on the first day of each calendar month of the Term. The Base Rent of the Additional Renewal Term, if applicable, shall be determined pursuant to Section 35(a) hereof.

     5. Impositions and Other Charges.

         (a) Tenant shall, as "Additional Rent", in addition to the Base Rent under paragraph 4 hereof, pay to Landlord the following:

            (i) before any fines, penalties, interest or costs may be added thereto for non-payment thereof, all real estate taxes, assessments, charges for water and sewer rentals, public utilities, excise, license and permit fees, and any other governmental charges, of any kind and nature whatsoever which at any time prior to or during the Term of this Lease may be assessed, levied, confirmed, imposed upon, or become due and payable out of, or become a lien on the Demised Premises, or any appurtenances thereto (all such taxes, assessments, franchise charges, water and sewer rents, rates and charges, charges for public utilities, excise levies, license and permit fees and other governmental charges shall hereinafter be referred to singularly as an "Imposition" or collectively as "Impositions") and Tenant shall present receipts evidencing such payment to Landlord at least ten (10) days before the last day when the same may be paid without interest or penalty. Tenant shall have the right, after prior written notice to Landlord, either in its name or in that of Landlord, to contest the amount or validity, in whole or in part, of any such Impositions by appropriate proceedings, conducted in good faith and with due diligence, and to request the postponement or deferment of the payment of such taxes or assessments. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings and Tenant shall defend, indemnify and hold harmless Landlord from and against any and all costs, expenses, damages, fees or interest, including reasonable counsel fees, arising out of or in connection with any such contest.

            (ii) such other sums Tenant may be required to pay as hereinafter provided.

            (iii) without notice (except as may be required in this Lease) and, except as may be otherwise expressly permitted in this Lease, without abatement, deduction or setoff, as Additional Rent, all sums, impositions, costs, expenses, taxes, assessments, charges, allocations, interest and other payments which Tenant in any other provision of this Lease expressly assumes or agrees to pay, together with any and all other sums or damages for which Tenant is liable under this Lease, and in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law in the case of non-payment of Base Rent.


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

         (b) This Lease shall be deemed and construed to be a "Triple Net Lease." It is the purpose and the intent of Landlord and Tenant that the Base Rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the "Base Rent" specified herein in each year during the Term of this Lease, and that, except as otherwise provided, all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises, including the taxes, which may arise or become due during or in respect of the Term of this Lease, shall be paid by Tenant. Nothing contained in this Lease shall require the Tenant to pay any principal, interest or other sums due or to become due on account of any real estate mortgage or real estate mortgages on the Demised Premises or any franchise, estate, inheritance, succession, capital levy, or any other tax assessments, charge or levy based on or measured by the income or capital stock of the Landlord, if any. If, during the Term of this Lease, the law of the state in which the Demised Premises is located is changed so that all or any part of the tax attributable to real estate shall be changed from a tax on land to another form of tax imposed upon the owner of land and buildings, then Tenant shall nevertheless pay such tax to the proportionate extent that it is or may be attributable to the Demised Premises.

         (c) The term "Rent" as used in this Lease shall include all Base Rent and all Additional Rent, and any other sums or charges due from Tenant to Landlord hereunder.

     6. Condition of the Demised Premises.

         (a) Except as elsewhere expressly provided herein, from and after the Commencement Date, Landlord shall be under no duty or obligation to make any repairs or alterations to, or to maintain, the Demised Premises. Upon the expiration, or sooner termination of this Lease, Tenant shall deliver the Demised Premises to Landlord in good condition and repair, normal wear and tear excepted.

         (b) Landlord shall be responsible to repair and maintain, in good order and condition, and replace if necessary, the roof, structural portions of the Demised Premises, the exterior and structural walls of the Demised Premises, all systems servicing the Demised Premises (including without limitation, heating, air conditioning, plumbing, refrigeration and electrical systems), any elevators servicing the Demised Premises, all elements of any public areas within and without the Demised Premises (including, without limitation, the loading docks).

     7. Alterations, Additions and Improvements. Tenant shall have the right, from time to time, at its own expense, to make additions, alterations, improvements and installations in and to the Demised Premises; provided, however, that Tenant may make no alterations or additions of a structural nature without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Except for trade fixtures, any additions or alterations made by Tenant in or upon the Demised Premises shall become the property of Landlord upon termination of this Lease for any cause whatsoever other than Landlord's default.


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


     8. Indemnity and Comprehensive General Liability Insurance.

         (a) Tenant shall indemnify and hold harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, agents, servants or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or, subject to the terms of this Lease, to the property of Landlord or of any person, occurring during the Term hereof in or about the Demised Premises, or arising from any accident, injury or damage occurring outside of the Demised Premises where such accident, damage or injury results from an act or omission on the part of Tenant or Tenant's agents or employees. This indemnification agreement shall include indemnification against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         (b) Landlord shall indemnify and hold harmless Tenant from and against all claims of whatever nature arising from any act, omission or negligence of Landlord, or Landlord's contractors, licensees, agents, servants or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or, subject to the terms of this Lease, to the property of Tenant or of any person, occurring during the Term hereof arising from any accident, injury or damage occurring within the Demised Premises where such accident, damage or injury results from an act or omission on the part of Landlord or Landlord's agents or employees. This indemnification agreement shall include indemnification against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         (c) Tenant shall, at Tenant's sole cost and expense, maintain in full force during the Term hereof a policy of comprehensive general liability and property damage insurance for the Demised Premises under which Landlord and Landlord's mortgagee, if any (the "Mortgagee") are named as the additional insured parties, and under which the insurer agrees to indemnify and hold harmless Tenant, Landlord and Mortgagee from and against all cost, expense or liability arising out of or based upon any and all claims, accidents, injuries and damages. The minimum limits of liability of such insurance shall be Two Million Dollars ($2,000,000) for injury (or death) to more than one person, Two Million Dollars ($2,000,000) per accident, and Five Hundred Thousand Dollars ($500,000) with respect to damage to property. Tenant may maintain such insurance under a blanket policy which also covers other premises leased or owned by Tenant. Landlord may, from time to time, reasonably increase such minimum insurance limits. Tenant shall also maintain worker's compensation insurance as required by law.

         (d) Landlord shall, at Landlord's sole cost and expense, maintain in full force and effect during the Term hereof a policy of comprehensive general liability and property damage for the Demised Premises, and the common areas therein. The minimum limits of liability of such insurance shall be Two Million Dollars ($2,000,000) for injury (or death) to more than one person, Two Million Dollars ($2,000,000) per accident, and Five Hundred Thousand Dollars ($500,000) with respect to damage to property.



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

     9. Fire Hazard and Other Insurance Coverage.

         (a) Tenant shall, at Tenant's cost and expense, keep and maintain in full force at all times during the Term hereof and any extensions or renewals hereof an all-risk fire insurance policy with extended coverage endorsement in the amount of the full replacement value of the Demised Premises, and naming Tenant as the insured party and Landlord and any Mortgagee as additional insured parties and loss payees. Tenant may insure the Demised Premises under a blanket policy which covers other properties in addition to the Demised Premises.

         (b) Landlord hereby releases Tenant (and anyone claiming through or under Tenant) from and against any liability or responsibility (to Landlord or anyone claiming through or under Landlord by way of subrogation or otherwise) for any loss or damage to Landlord's property caused by fire or other risks covered in a standard fire policy, and in rent insurance policies if rent insurance is carried, even if such loss or damage shall have been caused by the fault or negligence of Tenant (and anyone claiming through or under Tenant) or its agents or employees; provided, however, that this release shall apply and be effective only if the loss or damage in question shall be covered by a policy which provides that any such release by the insured shall not adversely affect, impair, or prejudice the right of the insured to recover for such loss or damage, but this release shall not be effective as to the amount of any destruction or damage in excess of the amount recoverable by Landlord under such insurance policies in force when such loss or damage occurs.

         (c) Tenant hereby releases Landlord from any liability or responsibility (to Tenant or anyone claiming through or under Tenant by way of subrogation or otherwise) for any loss or damage to Tenant's property caused by fire or other risks covered in Tenant's fire policies, even if such loss or damage is caused by the fault or negligence of the Landlord or its agents or employees; provided, however, that this release shall apply and be effective only if the loss or damage in question shall be covered by a policy which provides that any such release by the insured shall not adversely affect, impair, or prejudice the right of the insured to recover for such loss or damage, but this release shall not be effective as to the amount of any destruction or damage in excess of the amount recoverable by Tenant under such insurance policies in force when such loss or damage occurs.

         (d) Tenant, at Tenant's cost and expense, shall keep and maintain in force at all times during the Term hereof and any extensions or renewals hereof an all-risk fire insurance policy with extended coverage endorsement covering Tenant's trade fixtures, equipment and inventory in an amount equal to the full replacement value thereof.

     10. Utilities. Tenant shall pay for all water, gas, electricity and other such services used or consumed in or upon the Demised Premises, and shall likewise pay for the cost of heating and air-conditioning (if any) of the Demised Premises. Tenant shall pay for all telephone service incurred at the Demised Premises directly to Tenant's telephone service provider.


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

     11. Quiet Enjoyment. Subject only to the performance by Tenant of the terms, covenants and conditions of this Lease on the part of Tenant to be kept and performed, and the terms of any mortgages to which this Lease is now or hereafter subordinate, Landlord warrants and represents that Tenant shall have the quiet and peaceable possession and enjoyment of the Demised Premises for the purposes demised and every part thereof, without any hindrance or disturbance whatsoever throughout the Term of this Lease.

     12. Damage or Destruction of Demised Premises. In the event that the Demised Premises is damaged by fire or other casualty ("Casualty"), Tenant shall promptly cause such damage to be repaired and restored. There shall be an equitable abatement of any Rent and other payments due hereunder on account of any such Casualty to the extent and for the duration the Demised Premises rendered unusable as a result of the Casualty. If the Demised Premises are rendered unusable as a result of a Casualty, all Rent and other payments due hereunder shall equitably abate to the extent and for the duration the Demised Premises are rendered unusable. If any Casualty to the Demised Premises cannot be restored within ninety (90) days of the date of the Casualty, Tenant shall have the right to terminate this Lease upon fifteen (15) days' prior written notice to Landlord.

     13. Condemnation. If the whole or a substantial part of the Demised Premises shall be taken for any public or quasi-public action under any statute or by right of eminent domain or private purchase in lieu thereof, then, when possession thereof is taken, this Lease shall immediately terminate; Tenant shall be released of all rights and future obligations hereunder; and the Rent and other payments shall be adjusted as of the time of such termination. The entire award or all money received therefor shall belong solely to Landlord. However, for the purposes of this paragraph, any sums received for moving or business dislocation expenses or for the taking of any of Tenant's trade fixtures shall belong solely to the Tenant. In the event any partial taking renders Tenant's continued operations at the Demised Premises economically unfeasible, Tenant shall provide written notice of same and this Lease shall terminate effective as of the date of such taking, and all Rent hereunder shall fully abate as of such termination.

     14. Covenants of Tenant. Throughout the Term of this Lease, Tenant:

         (a) Shall pay the Rent and all other charges herein reserved as rent on the days and times and at the place that the same are payable.

         (b) Shall without demand, keep and maintain the Demised Premises clean and free from all ashes, dirt and other refuse matter, including refuse removed from the Demised Premises; replace all broken glass, windows and doors; keep and maintain all waste and drain pipes; keep in good order and repair and maintain all non-structural portions of the Demised Premises; and generally keep and maintain the Demised Premises in as good order and repair as existed on the Commencement Date, ordinary wear and tear alone excepted and subject to damage by fire pursuant to the provisions of paragraph 12 hereof. Maintenance shall include replacements and betterments as and when needed.

         (c) Shall comply with all the terms of any federal or state statute, or local ordinance, or regulation applicable to Tenant or its use of the Demised Premises and save, indemnify, defend and hold harmless Landlord from and against penalties, fines, costs or damages resulting from Tenant's failure to do so.



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

         (d) Shall peaceably deliver and surrender possession of the Demised Premises at the expiration or sooner termination of the Term hereof, promptly delivering to Landlord, at Landlord's office, all keys to the Demised Premises and surrendering the Demised Premises in the same good order and repair as existed on the Commencement Date, ordinary wear and tear alone excepted and subject to damage by fire pursuant to the provisions of paragraph 12 hereof.

         (e) Shall comply with all rules, regulations and requirements of any Mortgagee and save, indemnify, defend and hold harmless Landlord from and against any penalties, costs or damages resulting from Tenant's failure to do so.

         (f) Shall not cause any mechanic's or materialmen's liens, or any other encumbrances, to encumber the Demised Premises, and shall promptly cause any such lien or encumbrance to be removed or bonded over.

     15. Inspection by Landlord. Landlord, at all reasonable times, by itself or its duly authorized representatives, shall have the right to go upon and inspect the Demised Premises and every part thereof. Furthermore, Landlord shall have the right to use the offices located at the Demised Premises.

     16. Events of Default.

         (a) Subject to the grace periods contained in paragraph 20 hereof and Landlord's declaration thereof, an "Event of Default" shall occur if Tenant,

            (i) Does not pay in full when due any and all installments of rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent, and/or any other charge, expense, or cost herein agreed to be paid by Tenant; or

            (ii) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; or

            (iii) Becomes insolvent, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is adjudicated a bankrupt, or is the subject of a bill in equity or other proceeding for the appointment of a receiver, or is the subject of a proceeding for reorganization or for composition with creditors under any federal or state law, whether such proceeding or composition is instituted by Tenant or others, or is the subject of a proceeding whereby Tenant's real or personal property is levied upon or sold.

         (b) Upon occurrence of any Event of Default, there shall be deemed to be a breach of this Lease, and thereupon without entry or other action by Landlord,

            (i) The rent for the balance of the Term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant during such period or, at the option of Landlord, any part thereof, and



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

also any costs and officers' commissions, including a collection fee of five percent (5%), shall, in addition to any and all installments of rent already due and payable and in arrears and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent, and/or any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, shall be taken to be due and payable and in arrears as if, by the terms and provisions of this Lease, the whole balance of the rent for the Term and other charges, payments, taxes, costs and expenses were payable in advance on the date of the Event of Default; and

            (ii) Landlord may relet the Demised Premises or any part or parts thereof to such person or persons as Landlord, in Landlord's sole discretion, shall select, and Tenant shall be liable for any loss of rent for the balance of the then current Term. Any such re-entry or re-letting by Landlord under the terms hereof shall be without prejudice to Landlord's claim for actual damages, and shall, under no circumstances, release Tenant from liability for such damages arising out of the breach of any of the covenants, terms, and conditions of this Lease; and

            (iii) Landlord may exercise all or any of the rights granted to a landlord in law or in equity upon the event of a default by a tenant under a lease including, without limitation, termination of this Lease and a suit to recover damages for such breach in an amount equal to the amount of rent reserved in the balance of the Term of this Lease less the fair rental value of said Demised Premises for the remainder of the Lease Term.

     17. Signs and Placards. Tenant is hereby granted the right to maintain and replace signs and placards in and on the interior and exterior of the Demised Premises.

     18. Assigning, Mortgaging and Subletting. Tenant shall not assign, mortgage, pledge or encumber this Lease, or sublet the whole or any part of the Demised Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. A transfer by operation of law, as in a merger or dissolution, shall not require Landlord's written consent. No assignment or subletting shall relieve Tenant from any of its obligations hereunder.

     19. Subordination. This Lease shall be subject and subordinate at all times to the lien and operation of any existing or future mortgage now or hereafter placed on the Demised Premises by Landlord without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall, upon demand, make, execute, acknowledge and deliver any and all instruments deemed necessary by any such mortgagee to accomplish such subordination, and Tenant hereby appoints Landlord as its attorney-in-fact to execute and deliver such instruments.

     20. Grace Period. Notwithstanding anything to the contrary contained herein, Tenant shall not be deemed to be in default hereunder unless:

         (a) Landlord has given to Tenant written notice of the alleged default; and

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

         (b) Tenant has failed to correct the alleged default within a period of fifteen (15) days thereafter if the default is one which can be cured by the payment of money; or

         (c) Tenant has failed to correct the alleged default within a period of thirty (30) days thereafter if the default is one which cannot be cured by the payment of money, or if such alleged default is one which cannot with due diligence be cured within said thirty (30) day period, within such additional period as is reasonably necessary to correct the alleged default, provided Tenant shall commence curing such default within said thirty (30) day period and shall thereafter diligently prosecute the curing of the alleged default.

     21. Notices. All notices required to be given hereunder shall be sufficiently given only if hand delivered or mailed by certified mail, postage prepaid, delivered by nationally-recognized overnight delivery service (such as Federal Express), or sent via telephone facsimile (provided written confirmation of such transmission is generated therefrom), addressed to the party entitled to receive the same at the following address, or at such other address as may be given hereafter, in writing, to the other party by notice as aforesaid.


                  To Landlord:

                  The Asousa Partnership
                  ============================================
                  Attn:    _____________________________
                  Tel:     _____________________________
                  Fax:     _____________________________


                  To Tenant:
                  ---------

                  Pinnacle Foods, Inc.
                  934 North 3rd Street
                  Philadelphia, Pennsylvania 19123
                  Attn:    Mr. Samuel Lundy
                  Tel:     (215) 351-2334
                  Fax:     (215) 351-2338

     22. Use. Tenant may use the Demised Premises for any lawful purpose. Landlord and Tenant acknowledge that Tenant intends to use the Demised Premises for its meat processing operations, and Landlord represents and warrants to Tenant that the Demised Premises have been approved by the United States Department of Agriculture for such use.

     23. Tenant's Equipment. All trade fixtures, trade machinery and other trade equipment which is supplied and used by Tenant in the conduct of its business shall be the property of Tenant, and may be removed by Tenant at any time prior to and at the termination of its tenancy. Tenant shall, at Tenant's expense, remove such property at the expiration or termination of this Lease and repair any damage caused by such removal.

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


     24. Limitation of Landlord's Liability. Notwithstanding anything to the contrary contained herein or inconsistent herewith, the liability of Landlord in the event of any breach of the covenants or conditions of this Lease shall be restricted solely to the Landlord's interest in the Demised Premises.

     25. Parties Bound. Subject to the provisions of paragraph 18 hereof, this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     26. Entire Agreement. This Lease contains the entire agreement between the parties hereto and may not be modified or terminated except by agreement in writing signed by both of the parties.

     27. Headings. The headings which precede the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease or affect its meaning, construction or effect.

     28. Governing Law. The terms and provisions of this Lease shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     29. Environmental Covenants of Tenant.

         (a) At no time during this Lease may Tenant generate, manufacture, refine, transport, treat, store, handle or dispose in or upon the Demised Premises hazardous substances as that Term may be defined from time to time by the Federal Environmental Protection Agency or the "Federal Water Pollution Act Amendments of 1972" (33 U.S.C. ss.1321) and the list of toxic pollutants designated by Congress or the Environmental Protection Agency pursuant to ss.307 of that Act (33 U.S.C. ss.1317), except as same may be required as part of Tenant's operations of the Demised Premises and only so long as Tenant complies with all laws, statutes, ordinances, rules and regulations applicable thereto. Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Demised Premises or is lawful under the Certificate of Occupancy.

         (b) Tenant covenants not to discharge any hazardous substances or wastes, in forms and amounts as may be prohibited or regulated, or as same may be defined by, any applicable federal, state or local statute, law, ordinance, rule or regulation (collectively, "Hazardous Substances" or "Wastes") upon the Demised Premises or any adjacent lands. In the event of any such discharge, Tenant shall immediately notify Landlord, and shall at Tenant's sole cost and expense, immediately take any and all actions required by law.

         (c) Tenant agrees to remove and cleanup any Hazardous Substances or Wastes during the Term and prior to cessation of operation or termination of this Lease generated or caused by Tenant, its agents, servants, employees, contractors or invitees, by, through or under Tenant, or otherwise resulting from the activities on or use of the Demised Premises of any of the foregoing individuals or entities. In the event that the clean-up is not completed prior to the termination date of this Lease, Tenant shall be subject to the provisions of Paragraph 6, and all the obligations of Tenant under the Lease shall continue until such completion including, but not limited to the Tenant's obligation to pay Rent; provided, however, that Tenant's rights under the Lease shall be limited to a right of access for the sole and limited purpose of completing the required clean-up.

         (d) Landlord hereby represents and warrants to Tenant that the Demised Premises and adjacent lands are free from Hazardous Substances and Wastes. Landlord covenants not to discharge any Hazardous Substances or Wastes, in forms and amounts as may be prohibited or regulated, upon the Demised Premises or any adjacent lands. In the event of any such discharge, Landlord shall immediately notify Tenant, and shall at Landlord's sole cost and expense, immediately take any and all actions required by law.

         (e) Landlord agrees to remove and cleanup any Hazardous Substances or Wastes generated or caused by Landlord, its agents, servants, employees, contractors or invitees, by, through or under Landlord, or otherwise resulting from the activities on or use of the of any of the foregoing individuals or entities.

         (f) Landlord shall have the right, at Landlord's sole cost and expense, to inspect the Demised Premises and surrounding lands and waters and to conduct environmental surveys and environmental testing of any nature whatsoever (collectively "Inspections"), at any time upon reasonable notice except in the event of emergency or as otherwise necessary to protect persons or property from harm or damage.

         (g) Landlord shall have the right of injunctive relief to enforce any and all of Tenant's obligations under this paragraph.

         (h) Landlord shall have the right, but not the obligation, to remedy, at Tenant's sole cost and expense, which shall be due from Tenant upon demand as Additional Rent, any environmental contamination revealed by any Inspection or clean-up required by any environmental law, statute, ordinance, rule or regulation, or any court or governmental agency or department having jurisdiction or authority over same, for which Tenant is liable or responsible under this Lease or at law. Unless Landlord is required to act immediately due to the requirements of law or in an emergency, Landlord shall give Tenant five
(5) days' written notice and opportunity to commence such work before Landlord exercises its right to perform such work.

         (i) All rights and remedies of the Landlord under this paragraph are cumulative and in addition to any other rights or remedies provided to Landlord elsewhere in this Lease or pursuant to applicable law. In the event of any conflict between the provisions of this paragraph and the other provisions of this Lease, the provision which gives the greater protection to the Landlord shall control.

     30. Estoppel Certificates. Within twenty (20) days after request therefor, Tenant shall deliver to Landlord an executed estoppel certificate in the form reasonably requested by Landlord.

     31. Integration. This Lease constitutes the entire understanding between the parties hereto, and the parties shall not be bound by any leases, agreements, understandings or conditions, oral or written, respecting the Demised Premises, or any portion thereof, or any other subject matter of this Lease, other than those expressly set forth and stipulated in this Lease. The Original Lease is hereby superceded in its entirety.

     32. Counterparts; Facsimile. This Lease may be executed in counterparts and by telephone facsimile transmission.

     33. Option to Purchase.

         (a) Tenant shall have the option to purchase the Demised Premises and the associated land, improvements and appurtenances (collectively, the "Property") from Landlord (the "Option to Purchase"), to be exercised by giving written notice to be received by Landlord ("Tenant's Option Notice"), at any time during the Term hereof, for the Fair Market Value as described in Section 35(b) hereof (the "Purchase Price").

         (b) Closing shall take place at Tenant's attorneys' office in Philadelphia, Pennsylvania, or if the parties agree, another location, thirty
(30) days after Tenant's Option Notice has been received by Landlord ("Closing Date"). Tenant shall pay the Purchase Price at closing in cash or by wire transfer of immediately available funds. Landlord shall make no representations or warranties whatsoever regarding the physical condition of the Property, including, without limitation, the land, improvements or any Tenant improvements at the Property, it being the intent of the parties that the conveyance of the Property to Tenant shall be on an AS-IS, WHERE-IS basis; provided, however, that Landlord represents and warrants that the Property shall be free from Hazardous Substances and Wastes (other than those which may have been generated or caused by Tenant) as of the Closing Date. The only other conditions to Tenant's purchase of the Property shall be (i) Landlord's conveyance to Tenant of insurable fee simple title to the Property at regular rates, by a standard special warranty deed, subject only to (A) applicable laws then in effect; (B) other standard title exceptions other than those that may be deleted by a customary seller's title affidavit; (C) the state of facts which an accurate survey may show; and (D) any title exceptions caused by Tenant's actions or omissions; and (ii) delivery by Landlord to Tenant of (A) a separate bill of sale, if so requested by Tenant, conveying, transferring and selling to Tenant all right, title and interest of Landlord, if any, in and to all of the personal property and fixtures relating to the Property; and (B) a certification of non-foreign status of Seller in accordance with Internal Revenue Code Section 1445, as amended. Tenant acknowledges that before entering into this Lease Tenant has previously inspected the Property, and that no further inspection rights are granted hereby pursuant to the Option to Purchase. Tenant shall be obligated to assume and pay the cost of any confirmed or unconfirmed assessments affecting the Property as of the Closing Date. Landlord and Tenant shall each pay one-half (1/2) of all realty transfer tax allocable to the sale.

         (c) The Option to Purchase shall expire and be of no further force or effect if it is not exercised by Tenant on or before the expiration of the Term, as same may be extended or renewed.

         (d) After the end of the Term, if Tenant fails to exercise the Option to Purchase, within ten (10) days after receipt of Landlord's request, Tenant shall execute and deliver to Landlord an agreement prepared by Landlord, in recordable form, confirming the termination of Tenant's Option to Purchase. Tenant's failure to so execute and deliver such agreement shall entitle Landlord to execute and record in the appropriate land records an affidavit confirming the termination of Tenant's Option to Purchase, which affidavit shall be binding upon the parties and may be relied upon by third parties.

         (e) If, after exercising the Option to Purchase, Tenant fails to pay the Purchase Price on the Closing Date in accordance with this Article, after written notice thereof by Landlord and Tenant's failure to cure within ten (10) days after receipt of such notice, it shall be an Event of Default under this Lease entitling Landlord to exercise any and all remedies available to it under this Lease, at law or in equity.

         (f) Notwithstanding anything to the contrary contained in this Lease, Tenant's Option to Purchase shall be binding upon, and exercisable against, any successors or assigns of Landlord.

         (g) If Landlord shall fail to convey the Property to Tenant in accordance with this Article, then, provided that Tenant has complied with all of its obligations under this Lease and this Article, Tenant's sole and exclusive remedies shall be either (i) to terminate its Option to Purchase and in such event, the Option to Purchase shall be terminated and this Lease shall terminate or (ii) seek specific performance of Landlord's obligations to convey the Property to Tenant.

     34. Right of First Refusal to Purchase.

         (a) Tenant shall have a right of first refusal to purchase the Demised Premises under the terms and conditions set forth in this Article ("Purchase Right").

         (b) In the event Landlord receives a bona fide offer to purchase the Demised Premises ("Offer"), before entering into an agreement of sale with such third party purchaser, Landlord shall offer to Tenant the opportunity to purchase the Demised Premises, and the associated land and improvements (collectively, the "Property"), under the terms and conditions contained in such Offer. In the event the Offer is for more than the Property, Tenant's Purchase Right shall be applicable to the Property or, at Tenant's option, the larger parcel for which the Offer has been made.

         (c) Landlord shall notify Tenant in writing of the existence of Offer, and the terms thereof, and Tenant shall have thirty (30) days from Tenant's receipt of Landlord's notice to elect to accept such Offer. In order to exercise the Purchase Right, Tenant must execute a written agreement to purchase the Property ("Agreement") containing terms and conditions substantially as contained within the Offer, and deliver same to Landlord together with any deposit(s) required by such Offer. The closing of Tenant's Purchase Right shall occur within ninety (90) days of the date of Tenant's delivery of the Agreement to Landlord. Such closing shall occur at the offices of Tenant's counsel in Philadelphia, Pennsylvania, or such other location as the parties shall agree.

         (d) In the event Tenant does not submit such written Agreement to Landlord within such thirty (30) day period, or if Tenant elects prior to the end of such period not to exercise its Purchase Right, then and thereafter this Purchase Right shall be null and void with respect to such Offer, and Landlord shall have the right to sell the Property under the terms and conditions set forth in such Offer; provided, however, that if Landlord does not sell the Property pursuant to such Offer, Tenant shall have a Purchase Right as contained within this Section for any future bona fide offers received by Landlord, or for any sale under the Offer previously received by Landlord, if such Offer contains modified terms or conditions.

         (e) Notwithstanding anything to the contrary contained in this Lease, Tenant's Purchase Right shall be binding upon, and exercisable against, any successors or assigns of Landlord.

     35. Fair Market Calculations.

         (a) "Fair Market Rent" shall be determined as follows: Landlord shall have sixty (60) days from the date of Tenant's Renewal Notice to obtain an appraisal (prepared by a reputable appraiser of commercial real estate in the area in which the Demised Premises are located, i.e., the greater Philadelphia and Pottstown metropolitan areas (a "Local Appraiser")) to determine Fair Market Rent for the Demised Premises for the Additional Renewal Term, and to notify Tenant of such determination in writing. If Tenant disputes same, Tenant shall have thirty (30) days from it receipt of Landlord's notice to obtain its own appraisal prepared by a Local Appraiser. If the parties agree upon the Fair Market Rent, the Term shall renew for the Additional Renewal Term pursuant to
Section 2 hereof at such Fair Market Rent without the need for further notice from Landlord or Tenant. If parties cannot agree upon the Fair Market Rent within fifteen (15) days of Landlord's receipt of Tenant's appraisal (the "Determination Date"), Landlord's and Tenant's appraisers shall select an independent, third-party Local Appraiser who shall prepare an appraisal report, which appraisal report shall be delivered to Tenant and Landlord within ten (10) days after completion (but in no event later than thirty (30) days after the Determination Date), and the cost of which third-party appraisal shall be borne equally by the parties hereto, regardless of whether Tenant exercises the Additional Renewal Term. If Tenant rejects the results of the third-party appraisal, Tenant shall so notify Landlord in writing within ten (10) days after Tenant's receipt thereof, and in such event, notwithstanding anything to the contrary contained in this Lease, Tenant shall be deemed not to have exercised the Additional Renewal Term. Tenant's failure to timely deliver any such notice shall be deemed to be a rejection of the results of the third-party appraisal.

         (b) "Fair Market Value" shall be 90% of the market value of the Demised Premises at the time of the exercise of the Option, determined by an appraisal prepared by a Local Appraiser reasonably acceptable to both parties herein, the cost of which appraisal shall be borne equally regardless of whether Tenant completes purchase of the Demised Premises. In the event the parties hereto cannot agree upon a Local Appraiser, the appraisal shall be performed by a Local Appraiser acceptable to Landlord, the cost of which shall be borne equally by Landlord, unless Tenant completes purchase of the Demised Premises, in which case, such cost shall be borne equally by both parties. If Tenant objects to the market value determined by the Landlord's appraiser, Tenant shall have the right to provide its own appraisal of the Demised Premises by a Local Appraiser acceptable to Tenant, at Tenant's sole cost and expense, within twenty (20) days of Tenant's receipt of Landlord's appraiser's report. In the event the market value determined by Tenant's appraiser is equal to or greater than 90% of Landlord's appraiser's appraised market value, "Fair Market Value" shall be deemed to be 90% of the average of the appraised market values of the Demised Premises set forth in both reports. If Tenant's appraiser's appraised market value is less than 90% of the market value determined by the Landlord's appraiser, Landlord's and Tenant's appraisers shall select an independent, third-party Local Appraiser who shall prepare an appraisal report, which appraisal report shall be binding upon the parties hereto, the cost of which third party appraisal shall be borne equally by the parties hereto, regardless of whether Tenant completes the purchase of the Demised Premises. In the event such third-party appraiser is engaged, "Fair Market Value" shall be deemed to be 90% of the appraised market value contained in such report.

                  IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.


                   LANDLORD:

                             THE ASOUSA PARTNERSHIP



                             By:______________________________________
                                  Theodore C. Asousa
                                  General Partner



                    TENANT:

                             PINNACLE FOODS, INC., a Pennsylvania corporation



                             By:______________________________________
                                  Samuel Lundy
                                  President and CEO

                                    EXHIBIT A

                     (Legal Description of Demised Premises)

                                   EXHIBIT B

                               (Initial Premises)